Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No.1 to the Annual Report on Form 10-K/A of Summit Therapeutics Inc. (the “Company”) for the year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 21, 2022
By:	/s/ Robert W. Duggan
	Name:	Robert W. Duggan
	Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: December 21, 2022
By:	/s/ Maky Zanganeh
	Name:	Dr. Maky Zanganeh
	Title:	Executive Director, Co-Chief Executive Officer, and President
(Principal Executive Officer)
Date: December 21, 2022
By:	/s/ Ankur Dhingra
	Name:	Ankur Dhingra
	Title:	Chief Financial Officer
(Principal Financial Officer)